Exhibit 99.10

Manager Talking Points

•	I wanted to pull everyone together to talk through the announcement that Mickey made today.

•	I’m sure you all have a lot of questions, as did I, when I first heard the news.

•	First, I want to emphasize the sensitivity of all of the information discussed today, due to very strict SEC regulations.

•	Nothing regarding this announcement can be emailed, sent on instant messenger, posted to Facebook, Twitter, blogs, message boards or webpages, as a result of these restrictions.

•	Because the transaction will not be technically not closed until the first half of fiscal 2011, we are very limited in what we can discuss publicly.

•	All that said, this announcement is really great news for the Company and for associates.

•	Essentially, these two investment firms see J.Crew as an attractive investment opportunity because of our solid business strategy, our talented associates and our industry leadership position.

•	They support our strategy and plans, and are aligned with our leadership team and with our objectives.

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TPG Capital, who many of you know and with whom we have a long and trusted working relationship, along with Leonard Green & Partners, are both well respected private investment firms whose substantial resources and experience will enable us to invest in our future growth.

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As a privately held company we will be better able to navigate through highly unpredictable market cycles with a longer-term investment perspective — rather than managing to short-term or quarterly Wall Street expectations.

•	What does this mean for all of us as associates at the Company?

•	Bottom line is it’s business as usual for all of us. TPG Capital and Leonard Green & Partners are supportive of our business plans and ongoing success.

•	This announcement cannot distract us from any of our daily activities. We all know we’re in the midst of our holiday season and need to remain focused on driving the business forward.

•	We must maintain our commitment to providing customers with the high-quality products and exceptional service they have come to expect from us.

•	I know there’s a lot of information and I don’t want to overwhelm anyone. I strongly encourage you to go to the intranet and read the press release and FAQ that we have posted there.

•	Then, if you have any additional questions, I am of course available to try and answer what I can; however, given the nature of the transaction we are limited in what we can discuss publicly.

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As a reminder, only authorized people can speak on behalf of the Company on this or any other matter. If you receive any media or investor calls, or other outside inquiries regarding this situation, please direct them to Margot Fooshee.

•	We will, of course, keep you informed if and when any significant developments arise.

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Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of J.Crew Group, Inc. by TPG Capital and Leonard Green & Partners, L.P. In connection with the proposed transaction, J.Crew Group, Inc. will file a proxy statement and file or furnish other relevant materials with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS OF J.CREW GROUP, INC. ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY ALL RELEVANT MATERIALS FILED OR FURNISHED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE THESE MATERIALS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed or furnished to the Securities and Exchange Commission by J.Crew Group, Inc. at the Securities and Exchange Commission’s website at http://www.sec.gov or at J.Crew Group, Inc.’s website at http://www.jcrew.com and then clicking on the “Investor Relations” link and then the “SEC Filings” link. The proxy statement and other relevant materials may also be obtained for free from J.Crew Group, Inc. by directing such request to J.Crew Group, Inc., 770 Broadway, New York, New York 10003; or (212) 209-2500. The contents of the websites referenced above are not deemed to be incorporated by reference into the proxy statement.

Participants in Solicitation

J.Crew Group, Inc. and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed transaction. Information concerning the interests of J.Crew Group, Inc.’s participants in the solicitation is, or will be, set forth in J.Crew Group, Inc.’s proxy statements and Annual Reports on Form 10-K, previously filed with the Securities and Exchange Commission, and in the proxy statement relating to the proposed transaction when it becomes available. Each of these documents is, or will be, available free of charge at the Securities and Exchange

Commission’s website at www.sec.gov and from J.Crew Group, Inc. at http://www.jcrew.com, and then clicking on the “Investor Relations” link and then the “SEC Filings” link or by directing such request to J.Crew Group, Inc., 770 Broadway, New York, New York 10003; or (212) 209-2500.